As filed with the Securities and Exchange Commission on February 5, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0127701
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10943 North Sam Houston Parkway West	77064
Houston, Texas 77064	(Zip Code)
(Addresses of Principal Executive Offices)

 NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan

(As Amended and Restated effective October 16, 2012)

(Full title of the plan)

 Todd R. Moore

Executive Vice President and General Counsel

10943 North Sam Houston Parkway West

Houston, Texas 77064

(Name and address of agent for service)

(281) 897-7788

(Telephone number, including area code, of agent for service)

 copies to:

Jonathan F. Lewis	Peter Talosig
Debevoise & Plimpton LLP	NCI Building Systems, Inc.
919 Third Avenue	10943 N. Sam Houston Parkway W.
New York, NY 10022	Houston, TX 77064
(212) 909-6916	(281) 897-7762

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Proposed
			Proposed	maximum
	Title of Securities	Amount to be	maximum offering	aggregate offering	Amount of
Name of Plan	to be registered	registered(1)	price per share(2)	price(2)	registration fee
NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan	Common Stock $0.01 par value per share	5,000,000	$15.45	$77,250,000	$10,536.90

(1)	Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee based upon the average of the high and low prices reported in the consolidated reporting system for the Common Stock on the New York Stock Exchange on January 31, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by NCI Building Systems, Inc. (the “Company” or “Registrant”) with respect to its 2003 Long-Term Stock Incentive Plan (the “LTIP” or “Plan”) referred to on the cover of this Registration Statement. Information required by Part I to be contained in the Section 10(a) prospectus for the Plan is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The document(s) containing the information required in Part I of this Registration Statement will be sent or given to each of the Company’s employees who is eligible to participate in the Plan, as specified by Rule 428(b)(1) under the Securities Act. Such document(s) are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

This registration statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the NCI Building Systems, Inc. 2003 Long-Term Incentive Plan are effective. Accordingly, pursuant to General Instruction E to Form S-8, NCI Building Systems, Inc. hereby incorporates by reference herein the contents of such registration statements on Form S-8 (Registration No. 333-111139, Registration No. 333-124266, Registration No. 333-162568 and Registration No. 333-166279 (together the “Previous Registration Statements”)), including any amendments thereto or filings incorporated therein, and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this registration statement. The number of shares registered in each of the Previous Registration Statements has been adjusted to reflect our 1-for-5 reverse stock split effected on March 5, 2010.

Item 8. Exhibits

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on February 5, 2013.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Norman C. Chambers
Norman C. Chambers
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 5, 2013 by the following persons in the capacities indicated.

Name	Title

/s/ Norman C. Chambers	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)
Norman C. Chambers

*Mark E. Johnson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

*Richard Allen	Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer)

*Kathleen J. Affeldt	Director

*James G. Berges	Director

*Gary L. Forbes	Director

*John J. Holland	Director

*Lawrence J. Kremer	Director

*George Martinez	Director

*Nathan K. Sleeper	Director

*Jonathan L. Zrebiec	Director

*	Norman C. Chambers, by signing his name hereto on the 5th day of February, 2013, does hereby sign this document pursuant to powers of attorney duly executed by the Officers and Directors named above, filed with the Commission on behalf of such Officers and Directors, all in the capacities and on the date indicated.

/s/ Norman C. Chambers
Norman C. Chambers, Attorney in Fact

INDEX TO EXHIBITS

Exhibit
Number	Description
4.6	NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan (filed as Annex A to Schedule 14A dated January 28, 2013 and incorporated by reference herein)

*5.1	Opinion of Debevoise & Plimpton LLP

*23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

*23.2	Consent of Independent Registered Public Accounting Firm

*24.1	Power of Attorney

*   Filed herewith